FOR IMMEDIATE RELEASE

Hagerty Appoints Patrick McClymont as new Chief Financial Officer, Announces Planned Retirement and Transition for Longtime CFO Fred Turcotte

TRAVERSE CITY, Mich., August 23, 2022 /PRNewswire/ – Hagerty (HGTY) announced today that Patrick McClymont has been named Hagerty’s next Chief Financial Officer, effective September 6, 2022. He will succeed current CFO Fred Turcotte, who will retire but will remain with the company in a senior advisor role through 2023 to help ensure a seamless transition.

“On behalf of the Board of Directors and leadership team, we are grateful for Fred’s many contributions and the impact he has made on Hagerty, including the critical role he played in delivering consistent growth over the last decade, helping us complete our initial public offering and building experienced finance and IR functions,” said McKeel Hagerty, Chief Executive Officer of Hagerty. “Fred has been an exceptional CFO, a trusted advisor and a friend for many years, and while this announcement comes with mixed emotions, he leaves Hagerty in a strong position for future growth.”

“It has been an honor to work with our outstanding team every day to help drive growth and great financial results for Hagerty,” said Turcotte. “I’m very proud of the work we’ve accomplished together and I’m confident Patrick will continue to build on our momentum as Hagerty enters the next phase of its journey as a growth company.”

Hagerty continued, “Patrick brings an incredible wealth of talent from the entertainment and marketplace sectors needed to help execute our long-term global growth ambitions. His financial and business acumen combined with his deep technology experience will help us deliver value to our members and shareholders as we continue Hagerty’s transformation into a leading automotive lifestyle brand. In addition to being a skilled CFO, Patrick is a strong leader who has developed high-performing teams across several publicly traded organizations.”

McClymont is a trusted business leader with a proven track record of modernizing and aligning financial strategy and operations to build business value, enhancing competitive positioning and maximizing shareholder value. He brings a strategic approach to financial leadership by leveraging data and analytics to optimize performance.

Most recently, McClymont was the CFO of Orchard Technologies, a residential real estate services company. He has held various senior leadership roles beyond finance where he developed and executed global strategies for corporate growth across multiple sectors including entertainment, business services and industrials. This is in addition to his experience as CFO for two publicly-listed companies including IMAX Corporation, an entertainment technology company, and Sotheby’s, a leader in auctions, private art sales and lending.

Prior to Sotheby’s, McClymont served as Head of the Global Transportation & Infrastructure Group at Goldman, Sachs & Co., where he was a partner. In addition to his executive role, McClymont currently serves as a director on the board of Standard Motor Products, a leading manufacturer and distributor of replacement parts for motor vehicles in the automotive aftermarket industry.

“I’m excited to work with a dynamic leadership team that is focused on delivering quality products and services to its members, partners and the vast community of automotive enthusiasts,” said McClymont. “Building on the company’s success, I look forward to helping Hagerty develop and execute a global strategy that will drive strong, sustained financial growth and value for stakeholders long into the future. I’m delighted to be part of the road ahead.”

About Hagerty, Inc. (NYSE: HGTY)

Based in Traverse City, Michigan, Hagerty's purpose is to save driving and car culture for future generations and its mission is to build a global business to fund that purpose. Hagerty is an automotive enthusiast brand offering integrated membership products and programs as well as a specialty insurance provider focused on the global automotive enthusiast market. Hagerty is home to Hagerty Drivers Club, DriveShare, Hagerty Valuation Tools, Hagerty Media, Hagerty Drivers Club magazine, MotorsportReg, Hagerty Garage + Social, The Amelia, the Concours d'Elegance of America, the Greenwich Concours d'Elegance, the California Mille, Motorlux, Broad Arrow Group, the Hagerty Drivers Foundation and more. For more information on Hagerty, please visit www.hagerty.com, or connect with us on Facebook, Instagram and Twitter.

For more information, visit newsroom.hagerty.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current intentions, expectations, or beliefs regarding the business. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that are difficult to predict and may be outside of our control. Some of the factors that may cause our actual results to differ materially from those contemplated by our forward-looking statements include: (i) our ability to recognize the anticipated benefits of the subject of this press release; (ii) our ability to compete effectively within our industry and attract and retain members; and (iii) the other risks and uncertainties listed in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 24, 2022. This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in those filings is important in order to fully understand our reported financial results and our business outlook for future periods. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Media Contact:

Andrew Heller, aheller@hagerty.com, 231-632-1583